Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
85 Oxford Drive
Moonachie, NJ 07074

CONTACT:	Investor Relations:
Robert Maffei
Investor Relations Manager
(973) 428-2098
Monday, February 14, 2011
EMERSON RADIO CORP. REPORTS FISCAL 2011 THIRD QUARTER RESULTS
MOONACHIE, N.J. — February 14, 2011 — Emerson Radio Corp. (NYSE AMEX: MSN) today reported financial results for its third quarter and nine months ended December 31, 2010.
Net income from continuing operations for the third quarter of fiscal 2011, aided by a $1.0 million realized gain on the sale of a trading security, was $4.2 million versus $3.4 million for the third quarter of fiscal 2010, an increase of $0.8 million, or 22.6%. Diluted earnings per share for the third quarter of fiscal 2011 was $0.15 as compared to $0.13 for the third quarter of fiscal 2010, an increase of $0.02, or 15.4%. Net income from continuing operations for the nine month period of fiscal 2011 was $13.3 million versus $7.8 million for the nine month period of fiscal 2010, an increase of $5.5 million, or 70.4%. Diluted earnings per share for the nine month period of fiscal 2011 was $0.49 as compared to $.29 for the nine month period of fiscal 2010, an increase of $0.20 per diluted share, or 69%.
Operating income for the third quarter of fiscal 2011 was $5.0 million as compared to operating income in the third quarter of fiscal 2010 of $4.6 million, an increase of $0.4 million, or 7.5%. The increase in third quarter fiscal 2011 operating income over the prior year was driven by lower SG&A expenses and other operating costs, partially offset by lower net revenues. Operating income for the nine month period of fiscal 2011 was $15.7 million, an increase of $6.3 million, or 66.8%, over operating income of $9.4 million for the nine month period of fiscal 2010. The increase in operating income for the nine month period of fiscal 2011 versus the prior year period was due to lower SG&A expenses and other operating costs, as well higher net revenues.
Net revenues for the third quarter of fiscal 2011 decreased by $7.4 million, or 15.5%, to $40.6 million as compared to net revenues in the third quarter of fiscal 2010 of $48.0. Our third quarter fiscal 2011 net sales of houseware products, driven by decreases in microwave ovens, toaster ovens and coffee makers, which were partially offset by increases in compact refrigerators and wine coolers, decreased by $4.0 million, or 11.0%, versus the third quarter of fiscal 2010. Our third quarter fiscal 2011 net sales of audio products declined by $2.7 million, or 31.3%, versus the third quarter of fiscal 2010. The third quarter of fiscal 2011 net sales comparative to prior year was also adversely affected by $1.2 million due to the absence of themed products sales in the current quarter, partially offset by a $0.5 million increase in year-over-year licensing revenues. Net revenues for the nine month period of fiscal 2011 were $159.7 million, an increase of $4.3 million, or 2.8%, over the nine month period of fiscal 2010 net revenues of $155.4. Our net sales during the nine month period of fiscal 2011 of houseware products, driven by increases in compact refrigerators, microwave ovens, and wine coolers, partially offset by decreases in toaster ovens and coffee makers, increased by $21.8 million, or 18.0% over the nine month period of fiscal 2010, and were partially offset by lower year-over-year net sales of audio products and the absence during the nine month period of fiscal 2011 of themed products sales. Our licensing revenues for the nine months of fiscal 2011 were up 8.2%, or $0.4 million.
Adrian Ma, Chief Executive Officer of Emerson Radio, commented “Despite a challenging quarter, our operating income, net income and earnings per share for both the third fiscal quarter and the fiscal year-to-date period were all higher than the prior year levels, due to our lower year-over-year level of SG&A and operating costs, a realized gain on the par value sale during the quarter of an auction rate security, as well as the higher year-to-date net revenues achieved.”
About Emerson Radio Corp.
Emerson Radio Corporation (NYSE AMEX: MSN), founded in 1948, is headquartered in Moonachie, N.J. The Company designs, sources, imports and markets a variety of houseware and consumer electronic products, and licenses its trademarks to others on a worldwide basis for a variety of products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.
Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.

EMERSON RADIO CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except earnings per share data)

	Three Months Ended		Nine Months Ended
	31-Dec		31-Dec
	2010	2009	2010	2009
Net revenues	40,571	48,038	159,692	155,411
Costs and expenses:
Cost of sales	33,077	39,298	136,492	132,602
Other operating costs and expenses	567	708	1,578	2,563
Selling, general and administrative expenses	1,945	3,397	5,919	10,829

	35,589	43,403	143,989	145,994

Operating income	4,982	4,635	15,703	9,417
Interest income, net	10	(1)	24	21
Realized gains on trading securities	966	—	966	—

Income from continuing operations before income taxes	5,958	4,634	16,693	9,438
Provision for income taxes	1,774	1,221	3,407	1,643

Income from continuing operations	4,184	3,413	13,286	7,795
Loss from discontinued operations, net of tax benefit	—	—	—	(55)

Net income	4,184	3,413	13,286	7,740

Basic net income per share
Continuing operations	$0.15	$0.13	$0.49	$0.29
Discontinued operations	—	—	—	—

Net	$0.15	$0.13	$0.49	$0.29

Diluted net income (loss) per share
Continuing operations	$0.15	$0.13	$0.49	$0.29
Discontinued operations	—	—	—	—

Net	$0.15	$0.13	$0.49	$0.29

Weighted average shares outstanding:
Basic	27,130	27,130	27,130	27,130
Diluted	27,131	27,133	27,131	27,131

EMERSON RADIO CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share data)

	31-Dec-10	31-Mar-10
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,727	$9,969
Restricted cash	591	5,083
Accounts receivable, net	8,197	20,350
Other receivables	1,001	1,037
Due from affiliates	70	—
Inventory, net	24,240	10,952
Prepaid expenses and other current assets	457	736
Deferred tax assets	3,300	3,383

Total current assets	56,583	51,510
Property, plant and equipment, net	2,857	3,131
Trademarks and other intangible assets, net	1,545	1,606
Due from affiliates	0	185
Investments in marketable securities	3,897	6,031
Deferred tax assets	4,185	6,588
Other assets	864	205

Total assets	$69,931	$69,256

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$2,478	$5,629
Current maturities of long-term borrowings	10	30
Accounts payable and other current liabilities	11,315	20,776
Due to affiliates	3	28
Accrued sales returns	893	957
Income taxes payable	393	174

Total current liabilities	15,092	27,594
Long-term borrowings	65	201
Deferred tax liabilities	144	119

Total liabilities	15,301	27,914
Shareholders’ equity:
Preferred shares - 10,000,000 shares authorized; 3,677 shares issued and outstanding; liquidation preference of $3,677,000	3,310	3,310
Common shares — $.01 par value, 75,000,000 shares authorized; 52,965,797 shares issued and 27,129,832 shares outstanding	529	529
Capital in excess of par value	98,785	98,785
Accumulated other comprehensive losses	(82)	(82)
Accumulated deficit	(23,688)	(36,976)
Treasury stock — 25,835,965 shares, at cost	(24,224)	(24,224)

Total shareholders’ equity	54,630	41,342

Total liabilities and shareholders’ equity	$69,931	$69,256